Exhibit 10.12(f)

SIXTH AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. RETIREMENT PLAN
(as amended and restated effective as of January 1, 2006, with certain other effective dates)

WHEREAS, pursuant to Section 9.1 of the Minerals Technologies Inc. Retirement Plan, as amended and restated effective as of January 1, 2006, with certain other effective dates (the “Plan”), Minerals Technologies Inc. (the “Company”) reserves the right to amend the Plan by action of its Board of Directors and now wishes to do so by the following amendment.

NOW THEREFORE, the Plan is hereby amended as follows, effective as of the dates specified below:

1.           Effective October 1, 2010, Section 2.1(v) shall be amended by adding the following sentence after the first sentence thereof:

“A person shall be considered to be ‘in the service of an Employer’ while such person is on ‘layoff’ under the Company’s policies and procedures, provided such person was an Eligible Employee immediately before such layoff begins.  ‘Layoff’ means an authorized short term leave of absence in which the Company has the expectation that the employee will return to work within a short duration, and such layoff shall not exceed a maximum of ninety (90) calendar days within any rolling twelve (12) month period.  A layoff must be approved and authorized by the applicable business unit head and the Company’s Vice-President of Human Resources.”

2.           Effective January 1, 2009, Section 4.7 shall be added to the Plan to read as follows:

“4.7  Military Differential Wage Payments
Effective January 1, 2009, differential wage payments, as defined by Code section 3401(h)(2), shall be  treated as Earnings, Career Earnings, and Compensation (as defined in Section 8.5).”

3.           Effective January 1, 2007, Section 7.4 shall be added to the Plan to read as follows:

“7.4  Death During Military Service
In the case of a Member’s death occurring on or after January 1, 2007, if a Member dies while performing qualified military service (as defined in Code section 414(u)), the Beneficiary(ies) or surviving Spouse of the Member, as applicable, shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Member had resumed employment and then terminated employment on account of death.  In addition, vesting service credit for the deceased Member’s period of qualified military service shall be credited to the extent required by Code section 401(a)(37).”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment to be executed on this 17th day of December, 2010.
MINERALS TECHNOLOGIES INC.

BY: /s/ Thomas Meek
Thomas Meek
General Counsel

BY: /s/ D. Randy Harrison
D. Randy Harrison
Sr. Vice-President, Organization and Human Resources